Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Second Quarter 2021 Financial Results

Cloud ARR Grows 89% to Over Half a Billion Dollars;
Cloud More Than Half of Software Bookings

SAN FRANCISCO – August 26, 2020 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced results for its fiscal second quarter ended July 31, 2020.

Second Quarter 2021 Financial Highlights

•Cloud ARR was $568 million, up 89% year-over-year.
•Total ARR was $1.93 billion, up 50% year-over-year.
•Cloud revenue was $126 million, up 79% year-over-year.
•Total revenues were $492 million, down 5% year-over-year.
•396 customers with ARR greater than $1 million.

“As organizations continue to adapt to tectonic societal shifts brought on by COVID-19, one thing is constant: the power of data to radically transform business,” said Doug Merritt, President and CEO, Splunk. “I’m pleased to see the role Splunk’s Data-to-Everything platform has played in helping our customers drive meaningful insights as they advance into The Data Age to meet the challenges of 2020 and beyond.”

“Splunk’s cloud business continues to accelerate, now representing more than half of our software bookings in the quarter - a major milestone in our cloud journey,” Merritt continued. “I’m very proud of our team, strong execution and continued momentum as we look forward to revealing our line-up of trendsetting product innovations at .conf20.”

“Splunk's rapid transformation to the cloud has enabled us to reach key milestones ahead of schedule. Cloud ARR growth accelerated to 89%, or $568 Million, far exceeding our expectations. We also now have nearly 400 customers with ARR in excess of $1 million as more and more businesses embrace our cloud platform,” said Jason Child, chief financial officer, Splunk. “Our customers want the flexibility to transition to cloud, and with our diligent planning, we’ve continued to advance our mission to remove the barriers between data and action.”

Recent Business Highlights:

New and Expansion Customers Include: Atlassian (Australia), California Polytechnic State University - San Luis Obispo, Chicago Public Schools, Costco Travel, DHS Cybersecurity and Infrastructure Security Agency, Financial Industry Regulatory Authority (FINRA), Jemena (Australia), L'Oreal USA, Mars, The Motley Fool, NASA, Transport for London (United Kingdom), University of California, Irvine, United Shore, Yale New Haven Health System

•Splunk Cloud Helps Customers Thrive in The Data Age: To help customers unlock business value with data and shift to the cloud faster than ever at scale, Splunk unveiled new updates to Splunk IT Service Intelligence (ITSI). Splunk ITSI 4.5 delivers a centralized framework for monitoring and investigation in one view, giving organizations enhanced service monitoring and event management features to support large deployments. Splunk also introduced Splunk Machine Learning Toolkit (MLTK) 5.2, which offers a simplified, customizable interface that provides broader access of the tool to less technical users and removes many barriers for machine learning exploration.
•Data Stream Processor Strengthens IT, Security and DevOps Capabilities: An explosion of data volume coming from new sources is leaving organizations with more data than they ever imagined. To help give customers more control, visibility and insights into their data, Splunk released the latest version of Splunk Data Stream Processor (DSP), a real-time stream processing solution that continuously collects, processes and delivers data to the Splunk platform or other destinations within milliseconds. Splunk DSP 1.1 gives organizations the ability to collect data into a single unified location for better visibility and leverage advanced streaming capabilities.
•Splunk Customers Can Take Action on Data Anywhere with Splunk Connected Experiences: COVID-19 has created a global tele-workforce and with it, a greater need for customers to act on their data from anywhere in the world. New updates to Splunk Connected Experiences now support popular mobile device management (MDM) providers, allowing customers to securely deploy Splunk Mobile at scale.
•Splunk Enables Organizations to Navigate the Global Restart with Confidence: Splunk continues to support customers, partners, employees and communities during the COVID-19 pandemic. In addition to releasing Remote Work Insights, a free, downloadable solution which gives organizations real-time visibility on critical business activities across disparate systems, Splunk unveiled its Global Restart program, showcasing how data will help the world get back to work. Visit the Splunk website to learn more about how organizations can bring data to their COVID-19 response and build a more resilient workforce with data.
•.conf20 is Free...and in Your Living Room: Splunk’s annual user conference, .conf20, is going virtual. Taking place across October 20-22, .conf20 is the premier education event for thousands of IT, security and business professionals looking to bring data to every question, decision and action. To register and learn more about .conf20 and the nearly 200 sessions you can access free from your own home, visit the Splunk website.
•Splunk Ranks #1 in IDC’s IT Operations Management Market For Second Year in a Row: Leading industry analyst firm IDC ranked Splunk No. 1 for 2019 market share and market revenue in their latest report: Worldwide IT Operations Management Software Market Shares, 2019. With 13% market share of the ITOM market, IDC evaluated Splunk’s IT offerings including Splunk IT Service Intelligence, Splunk App for Infrastructure, Splunk Cloud, SignalFx Infrastructure Monitoring and SignalFx Microservices APM.

Financial Outlook

The company is providing the following guidance for its fiscal third quarter 2021 (ending October 31, 2020):

•Total revenues are expected to be between $600 million and $630 million.
•Non-GAAP operating margin is expected to be between 2% and 5%.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, acquisition-related adjustments, amortization of intangible assets and capitalized software costs.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal second quarter 2021 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through September 2, 2020 by dialing (855) 859-2056 and referencing Conference ID 6881816.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal third quarter in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, including the impact of the COVID-19 pandemic on the business environment, such as the pace of customer digital transformation and the importance of data; the market for data-related products and trends in this market, future growth and related targets, including trends in our cloud software business mix, momentum, growth rate, strategy, technology and product innovation; expectations for our industry and business, such as our business model, customer demand, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services which impact the timing of revenue, cash collections and margins; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; the impact of the COVID-19 pandemic and related public health measures on our business, as well as the impact of the COVID-19 pandemic on the overall economic environment; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 31, 2020, which is on file with the U.S. Securities and Exchange
Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2020 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Bill Bode
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenues
License	$176,814	$279,279	$325,199	$482,141
Cloud services	125,870	70,451	238,022	132,506
Maintenance and services	188,974	166,828	362,514	326,761
Total revenues	491,658	516,558	925,735	941,408
Cost of revenues
License	5,474	5,936	11,540	11,618
Cloud services	59,728	35,155	113,218	67,481
Maintenance and services	66,850	57,217	135,911	115,032
Total cost of revenues	132,052	98,308	260,669	194,131
Gross profit	359,606	418,250	665,066	747,277
Operating expenses
Research and development	197,297	134,110	389,421	263,400
Sales and marketing	323,687	298,773	642,911	577,734
General and administrative	78,081	72,264	160,805	138,026
Total operating expenses	599,065	505,147	1,193,137	979,160
Operating loss	(239,459)	(86,897)	(528,071)	(231,883)
Interest and other income (expense), net
Interest income	3,581	16,415	10,056	32,761
Interest expense	(30,148)	(24,104)	(54,585)	(47,121)
Other income (expense), net	5,917	(654)	5,243	(1,193)
Total interest and other income (expense), net	(20,650)	(8,343)	(39,286)	(15,553)
Loss before income taxes	(260,109)	(95,240)	(567,357)	(247,436)
Income tax provision (benefit)	1,213	5,632	(456)	8,865
Net loss	$(261,322)	$(100,872)	$(566,901)	$(256,301)

Basic and diluted net loss per share	$(1.64)	$(0.67)	$(3.58)	$(1.71)

Weighted-average shares used in computing basic and diluted net loss per share	158,952	150,306	158,241	149,723

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,467,895	$778,653
Investments, current	588,773	976,508
Accounts receivable, net	793,081	838,743
Prepaid expenses and other current assets	118,047	129,839
Deferred commissions, current	112,598	99,072
Total current assets	3,080,394	2,822,815
Investments, non-current	17,653	35,370
Accounts receivable, non-current	330,335	468,934
Operating lease right-of-use assets	388,931	267,086
Property and equipment, net	183,829	156,928
Intangible assets, net	209,124	238,415
Goodwill	1,292,840	1,292,840
Deferred commissions, non-current	74,498	88,990
Other assets	68,888	68,093
Total assets	$5,646,492	$5,439,471
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$40,804	$18,938
Accrued compensation	224,721	286,159
Accrued expenses and other liabilities	207,548	177,822
Deferred revenue, current	760,594	829,377
Total current liabilities	1,233,667	1,312,296
Convertible senior notes, net	2,248,396	1,714,630
Operating lease liabilities	349,751	235,631
Deferred revenue, non-current	143,308	176,832
Other liabilities, non-current	1,889	653
Total non-current liabilities	2,743,344	2,127,746
Total liabilities	3,977,011	3,440,042
Stockholders’ equity
Common stock	160	157
Accumulated other comprehensive loss	(4,730)	(5,312)
Additional paid-in capital	3,802,423	3,566,055
Accumulated deficit	(2,128,372)	(1,561,471)
Total stockholders’ equity	1,669,481	1,999,429
Total liabilities and stockholders’ equity	$5,646,492	$5,439,471

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(261,322)	$(100,872)	$(566,901)	$(256,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,191	13,726	42,685	27,141
Amortization of deferred commissions	34,242	23,850	61,120	53,882
Amortization of investment premiums (accretion of discounts), net	(252)	(2,786)	(944)	(5,645)
Amortization of debt discount and issuance costs	24,322	20,090	44,738	39,095
Gain on extinguishment of convertible senior notes	(6,952)	—	(6,952)	—
Repurchase of convertible senior notes attributable to the accreted interest related to debt discount	(22,149)	—	(22,149)	—
Non-cash operating lease costs	5,228	858	15,759	5,407
Stock-based compensation	154,873	123,013	313,691	246,076
Disposal of property and equipment	476	—	981	—
Deferred income taxes	257	(164)	(644)	(184)
Changes in operating assets and liabilities:
Accounts receivable, net	(142,838)	(123,608)	184,261	60,750
Prepaid expenses and other assets	17,339	(91,140)	12,493	(109,040)
Deferred commissions	(37,939)	(29,762)	(60,154)	(53,214)
Accounts payable	15,627	2,391	22,963	5,316
Accrued compensation	36,331	16,562	(61,378)	(46,215)
Accrued expenses and other liabilities	8,773	18,344	(1,294)	10,679
Deferred revenue	(18,283)	527	(102,307)	(71,689)
Net cash used in operating activities	(170,076)	(128,971)	(124,032)	(93,942)
Cash flows from investing activities
Purchases of investments	—	(250,298)	(87,135)	(539,723)
Maturities of investments	242,902	243,170	497,725	541,595
Purchases of property and equipment	(11,060)	(11,534)	(25,816)	(26,434)
Capitalized software development costs	(3,585)	—	(7,133)	—
Other investment activities	(511)	(875)	(2,886)	(1,250)
Net cash provided by (used in) investing activities	227,746	(19,537)	374,755	(25,812)
Cash flows from financing activities
Proceeds from the exercise of stock options	1,253	196	2,671	556
Proceeds from employee stock purchase plan	44,214	34,482	44,214	34,482
Proceeds from the issuance of convertible debt, net of issuance costs	1,246,544	—	1,246,544	—
Purchase of capped calls	(137,379)	—	(137,379)	—
Partial repurchase of convertible senior notes	(668,929)	—	(668,929)	—
Taxes paid related to net share settlement of equity awards	—	(48,686)	(49,228)	(117,693)
Net cash provided by (used in) financing activities	485,703	(14,008)	437,893	(82,655)
Effect of exchange rate changes on cash and cash equivalents	2,015	(708)	626	(1,751)
Net increase (decrease) in cash and cash equivalents	545,388	(163,224)	689,242	(204,160)
Cash and cash equivalents at beginning of period	922,507	1,835,229	778,653	1,876,165
Cash and cash equivalents at end of period	$1,467,895	$1,672,005	$1,467,895	$1,672,005
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active subscription, term license, and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active subscription contracts at the end of a reporting period. Contracts are annualized by dividing the total contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services, cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, adjustments related to restructuring charges and facility exits, capitalized software development costs, non-cash interest expense related to convertible senior notes and a gain on extinguishment of convertible senior notes. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the estimated non-GAAP tax rate, Splunk evaluates financial projections based on its non-GAAP results and the tax effect of those projections. The estimated non-GAAP tax rate takes into account many factors including our operating structure and tax positions, as well as applicable legislation. The non-GAAP tax rate applied to the three and six months ended July 31, 2020 was 20%. Splunk provides updates to this rate as needed if material changes occur. The applicable fiscal 2020 tax rates are noted in the reconciliations. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, adjustments related to restructuring charges and facility exits, capitalized software development costs, non-cash interest expense related to convertible senior notes and a gain on extinguishment of convertible senior notes from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results.
There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Used in Operating Activities to Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Net cash used in operating activities	$(170,076)	$(128,971)	$(124,032)	$(93,942)
Less purchases of property and equipment	(11,060)	(11,534)	(25,816)	(26,434)
Free cash flow (non-GAAP)	$(181,136)	$(140,505)	$(149,848)	$(120,376)
Net cash provided by (used in) investing activities	$227,746	$(19,537)	$374,755	$(25,812)
Net cash provided by (used in) financing activities	$485,703	$(14,008)	$437,893	$(82,655)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Adjustments related to restructuring charges and facility exits		Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cloud services cost of revenues	$59,728	$(2,812)	$(5,290)	$(229)		$—	$—		$—	$51,397
Cloud services gross margin	52.5%	2.2%	4.3%	0.2%		—%	—%		—%	59.2%
Cost of revenues	132,052	(14,653)	(10,511)	(497)		—	—		—	106,391
Gross margin	73.1%	3.1%	2.1%	0.1%		—%	—%		—%	78.4%
Research and development	197,297	(68,102)	—	(2,884)		3,585	—		—	129,896
Sales and marketing	323,687	(52,865)	(4,333)	(1,168)		—	—		—	265,321
General and administrative	78,081	(24,553)	—	(518)		—	—		—	53,010
Operating loss	(239,459)	160,173	14,844	5,067		(3,585)	—		—	(62,960)
Operating margin	(48.7)%	32.6%	3.0%	1.0%		(0.7)%	—%		—%	(12.8)%
Income tax provision (benefit)	1,213	—	—	—		—	—		(14,366)	(13,153)
Net loss	$(261,322)	$160,173	$14,844	$5,543	(3)	$(3,585)	$17,369	(4)	$14,366	$(52,612)
Net loss per share (1)	$(1.64)	$1.01	$0.09	$0.03		$(0.02)	$0.11		$0.09	$(0.33)
_________________________
(1)                Calculated based on 158,952 weighted-average shares of common stock.
(2)                Represents the tax effect of the non-GAAP adjustments based on a tax rate of 20%.
(3)                Includes a $0.5 million loss on disposal of property, plant and equipment.
(4)                Includes non-cash interest expense of $24.3 million and a $7.0 million non-recurring gain on extinguishment of convertible senior notes.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cloud services cost of revenues	$35,155	$(1,634)	$(418)	$—	$—	$33,103
Cloud services gross margin	50.1%	2.3%	0.6%	—%	—%	53.0%
Cost of revenues	98,308	(10,939)	(5,876)	—	—	81,493
Gross margin	81.0%	2.1%	1.1%	—%	—%	84.2%
Research and development	134,110	(41,393)	(249)	—	—	92,468
Sales and marketing	298,773	(50,458)	(955)	—	—	247,360
General and administrative	72,264	(23,578)	—	—	—	48,686
Operating income (loss)	(86,897)	126,368	7,080	—	—	46,551
Operating margin	(16.8)%	24.4%	1.4%	—%	—%	9.0%
Income tax provision	5,632	—	—	—	6,028	11,660
Net income (loss)	$(100,872)	$126,368	$7,080	$20,090	$(6,028)	$46,638
Net income (loss) per share (1)	$(0.67)					$0.30
_________________________
(1)                GAAP net loss per share calculated based on 150,306 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 155,440 diluted weighted-average shares of common stock, which includes 5,134 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)                Represents the tax effect of the non-GAAP adjustments based on a tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Adjustments related to restructuring charges and facility exits		Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cloud services cost of revenues	$113,218	$(5,202)	$(10,296)	$(229)		$—	$—		$—	$97,491
Cloud services gross margin	52.4%	2.2%	4.3%	0.1%		—%	—%		—%	59.0%
Cost of revenues	260,669	(28,635)	(20,884)	(497)		—	—		—	210,653
Gross margin	71.8%	3.0%	2.3%	0.1%		—%	—%		—%	77.2%
Research and development	389,421	(139,367)	(25)	(2,884)		7,133	—		—	254,278
Sales and marketing	642,911	(112,287)	(8,666)	(1,168)		—	—		—	520,790
General and administrative	160,805	(46,198)	—	(518)		—	—		—	114,089
Operating loss	(528,071)	326,487	29,575	5,067		(7,133)	—		—	(174,075)
Operating margin	(57.0)%	35.3%	3.2%	0.5%		(0.8)%	—%		—%	(18.8)%
Income tax benefit	(456)	—	—	—		—	—		(34,564)	(35,020)
Net loss	$(566,901)	$326,487	$29,575	$5,543	(3)	$(7,133)	$37,785	(4)	$34,564	$(140,080)
Net loss per share (1)	$(3.58)	$2.05	$0.19	$0.04		$(0.05)	$0.24		$0.22	$(0.89)
_________________________
(1)                Calculated based on 158,241 weighted-average shares of common stock.
(2)                Represents the tax effect of the non-GAAP adjustments based on a tax rate of 20%.
(3)                Includes a $0.5 million loss on disposal of property, plant and equipment.
(4)                Includes non-cash interest expense of $44.7 million and a $7.0 million non-recurring gain on extinguishment of convertible senior notes.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cloud services cost of revenues	$67,481	$(3,167)	$(836)	$—	$—	$63,478
Cloud services gross margin	49.1%	2.4%	0.6%			52.1%
Cost of revenues	194,131	(22,613)	(11,798)	—	—	159,720
Gross margin	79.4%	2.3%	1.3%	—%	—%	83.0%
Research and development	263,400	(84,838)	(498)	—	—	178,064
Sales and marketing	577,734	(103,862)	(1,910)	—	—	471,962
General and administrative	138,026	(45,124)	—	—	—	92,902
Operating income (loss)	(231,883)	256,437	14,206	—	—	38,760
Operating margin	(24.6)%	27.2%	1.5%	—%	—%	4.1%
Income tax provision	8,865	—	—	—	3,595	12,460
Net income (loss)	$(256,301)	$256,437	$14,206	$39,095	$(3,595)	$49,842
Net income (loss) per share (1)	$(1.71)					$0.32
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(1)               GAAP net loss per share calculated based on 149,723 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 155,619 diluted weighted-average shares of common stock, which includes 5,896 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)                Represents the tax effect of the non-GAAP adjustments based on a tax rate of 20%.
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